Exhibit 99.2
RailAmerica, Inc. Fourth Quarter 2005 Financial Results February 15, 2006

Forward-Looking Statements and Forecasts This presentation contains forward-looking statements, forecasts, and information regarding future events and the future performance of RailAmerica, Inc. ("RailAmerica" or the "Company") that involve risks and uncertainties that could cause actual results and actions to differ materially, including, but not limited to, Class I congestion, fuel costs, tax benefits/credits, foreign currency risks, weather, casualties, failure to complete proposed acquisitions, failure to successfully integrate acquisitions, failure to service debt, failure to complete asset sales, economic conditions, customer demand, increased competition in the relevant market and others. The Company refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as the Company's Form 10-K, 10-Q, and 8-K reports, which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. Statements about the Company's future expectations contained in this presentation other than statements of historical facts, are forward-looking statements with the meaning of the federal securities laws. The forecasts included in this presentation represent RailAmerica's estimate of its anticipated results of operations. The forecasts prepared by RailAmerica's management are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future business decisions that are subject to change. These forecasts are not necessarily indicative of the Company's future results of operations. The Company cautions against placing undue reliance on forward-looking statements or forecasts, which reflect the Company's current beliefs and are based on information currently available to it as of the date a forward-looking statement or forecast is made. The Company does not intend to update or otherwise revise these statements or forecasts to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even in the event the assumptions or estimates underlying them are shown to be in error. In the event that the Company does update any forward-looking statements or forecasts, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements or forecasts.

Charles Swinburn Chief Executive Officer

Earnings Per Share Continuing Operations *For comparative purposes, full year 2004 results exclude a $12.6 million ($8.7 net of tax), or $0.25 per share impairment charge for the E&N Railway in British Columbia, a $39.5 million ($26.9 net of tax), or $0.77 per share charge for debt refinancing, and a $6.7 million ($5.6 net of tax), or $0.16 per share charge for the former CEO's retirement. 2004 2005 EPS 0.052 0.11 2004 2005 EPS 0.216 0.367 *

Acquisitions and Divestitures Acquisition of Alcoa railroads Exceeded our initial expectations in Q4 2005 Accretive by approximately $0.04 to $0.05 in 2006 Revenue ~ $20 to $22 million EBITDA ~ $10 to $11 million Depreciation and Amortization ~ $2.5 to $3.0 million Interest expense ~ $5 million Incremental tax rate for these railroads is 40% Sale of SLRG and three Alberta properties SLRG sold in Dec. 2005 - Alberta properties sold in Jan. 2006 Results are now in discontinued operations for 2005 and prior years 2004 Generated revenue of approximately $26.1 million $0.01 per share for Q4 2004 $0.05 per share for FY04 2005 Generated revenue of approximately $30 million $0.01 per share for Q4 2005 $0.05 per share for FY05

Personal Injury Frequency Ratio 2000 2001 2002 2003 2004 2005* Short Line 6.08 5.32 4.32 3.93 4.19 3.49 Industry 3.39 3.3 2.54 2.37 2.38 2.28 RA 4.57 3.37 3.05 2.02 2.8 2.24 *Industry & Short Line as of October 2005 - RailAmerica as of 12/31/2005 3.05 2.02 2.80 2.24 Reportable injuries per 200,000 man-hours worked Source: AAR/ASLRRA 3.37 4.57

Michael Howe Executive Vice President and Chief Financial Officer

Income Statement

Revenue Growth Fourth Quarter + 1% + 1% +4% + 7% +3% ($ 000's) 2004 Same RR carloads FX Fuel Surcharges Yield Acquisitions 2005 X 94000 95500 97000 99000 105000 109000 112069 Y 1000 1000 1500 2500 3000

"Same RR" Carload Growth Fourth Quarter 2005 vs. 2004 Total +1,711 Up 1% Lumber & Forest Products 640 2.2% Food Products (982) -4.1% Coal 202 0.5% Minerals 2,113 16.0% Chemicals (564) -2.1% Petroleum Products (175) -1.4% Paper (627) -2.8% Autos (473) -7.0% Farm Products (3,781) -13.5% Bridge Traffic 1,616 3.4% Metals 3,833 18.0% Intermodal (1,293) -14.6% Metallic & Non-Metallic Ores 214 1.4% Other 988 10.2%

Operating Expenses Depreciation Gain on Asset Sales Other Expenses Materials Casualties & Insurance Diesel Fuel Purchased Services Equipment Rents Labor 2005 0.083 0.005 0.103 0.023 0.05 0.121 0.081 0.121 0.296 2004 0.083 0.01 0.119 0.022 0.063 0.109 0.08 0.112 0.311 Fourth Quarter 2005 vs. 2004 Expenses as a Percentage of Revenue

Fuel Q1 Q2 Q3 Q4 2004 1.17 1.26 1.39 1.61 2005 1.57 1.67 1.81 1.96

Capital Structure Net Debt-to-Capital 2000 2001 2002 2003 2004 2005 Net Debt to Capital 0.798 0.637 0.653 0.592 0.474 0.493

Charles Swinburn Chief Executive Officer

Closing Comments Strong Revenue Growth Cost Control Safety